Exhibit 99.1

March 19, 2010

Contact:

Mr. James Reidy

metals.info@wisemetals.com

410-636-6500

Wise Metals Group LLC Announces

Year End Earnings Call

•	Company announces that its earnings call for 2009 will be on March 31, 2010

•	Company announces that it has extended the maturity of its senior secured revolving credit agreement to May 5, 2011

BALTIMORE, Md. — Wise Metals Group (Wise) announced today that it will have a conference call on March 31, 2010 to report its year end results for 2009. The details of the call will appear on Wise’s website, www.wisemetals.com.

Wise also announced today that it had amended its senior secured revolving credit agreement to provide for, among other things, an extension of the maturity date of the facility to May 5, 2011. The extension was approved by all lenders, including The Teachers’ Retirement System of Alabama and The Employees’ Retirement System of Alabama.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements made in this news release constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act, regarding the company’s future plans, objectives, and expected performance. Statements that are not historical facts, including statements accompanied by words such as “believe,” “expect,” “estimate,” “intend,” or “plan” are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. The company cautions that any such forward-looking statements are based on assumptions that the company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially. Certain risks and uncertainties are summarized in the company’s filings with the Securities and Exchange Commission. The company takes no obligation to publicly update or revise any future looking statements to reflect the occurrence of future events or circumstances.

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About Wise Metals Group

Based in Baltimore, Md., Wise Metals Group LLC includes Wise Alloys, the world’s third-leading producer of aluminum can stock for the beverage and food industries and an environmentally friendly company using recycled aluminum in the production of its can stock; Wise Recycling, one of the largest, direct-from-the-public collectors of aluminum beverage containers in the United States, operating shipping and processing locations throughout the United States that support a network of neighborhood collection centers; and Listerhill Total Maintenance Center, specializing in providing maintenance, repairs and fabrication to manufacturing and industrial plants worldwide ranging from small on-site repairs to complete turn-key maintenance.

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